SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT dated as of June 30, 1999, between Diplomat Direct Marketing Corporation, a Delaware corporation with principal executive offices located at 414 Alfred Avenue, Teaneck, N.J. 07666 (the "Company"), Tadeo Holdings, Inc., having an address at 5 Hanover Square, New York, New York 10004 ("Tadeo") and the undersigned ("Buyer").

                              W I T N E S S E T H:

          WHEREAS, the Company desires to sell, and the Buyer desires to purchase, upon the terms and subject to the conditions of this Agreement, 10,000 shares of newly created Series G 10% Convertible Preferred Stock of the Company, $.01 par value (the "Preferred Stock"), having the rights, preferences and privileges set forth in the Certificate of Designations to the Certificate of Incorporation of the Company attached hereto as Annex I (the "Amendment");

          WHEREAS, the Company has agreed to register on behalf of Buyer the Conversion Shares (as hereinafter defined) acquired upon conversion of the Preferred Stock, under the terms of that certain Registration Rights Agreement, of even date herewith, by and among the Company, and Buyer (the "Registration Agreement");

          WHEREAS, the Company and Tadeo desire to exchange that number of shares of the Common Stock of the Company, $.0001 par value (the "Company Common Stock"), for that number of shares of the Common Stock of Tadeo, $.0001 par value (the "Tadeo Common Stock"), in each case having a Market Value equal to $1,000,000 at the close of trading on June 7, 1999, which Market Value shall be determined to be the last sale price of a share of Company Common Stock or of Tadeo Common Stock as reported by The Nasdaq Stock Market, Inc., with the shares of Company Common Stock so received by Tadeo being referred to as the "Company Exchange Shares" and the shares of Tadeo Common Stock so received by the Company being referred to as the "Tadeo Exchange Shares;"

          WHEREAS, upon the terms and subject to the conditions set forth in the Amendment, the Preferred Stock is convertible into shares of Company Common Stock and is redeemable by the Company under certain conditions;

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          I. PURCHASE AND SALE OF PREFERRED STOCK

          A. Transaction. Buyer hereby agrees to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to the Buyer in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Preferred Stock; and Company and Tadeo agree to exchange the Company Exchange Shares for the Tadeo Exchange Shares.

          B. Purchase Price; Form of Payment. The purchase price (the "Preferred Purchase Price") for the Preferred Stock to be purchased by Buyer hereunder shall be equal to $1,000,000, which shall be payable in cash on the Closing Date; and the purchase price (the "Company Exchange Purchase Price") for the Company Exchange Shares shall be the Tadeo Exchange Shares, and the purchase price (the "Tadeo Exchange Purchase Price") for the Tadeo Exchange Shares shall be the Company Exchange Shares, which Tadeo Exchange Purchase Price and Company Exchange Purchase Price shall be exchanged on the Closing Date.

          II. BUYER'S AND TADEO'S REPRESENTATIONS, WARRANTIES; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

          Each of Buyer and Tadeo severally represents and warrants to and covenants and agrees with the Company, with each such company only making representations which refer to its own activities or to information concerning its own operations, as follows:

          A. Buyer is purchasing the Preferred Stock and the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Conversion Shares", and collectively with the Preferred Stock, the "Securities"), and Tadeo is purchasing the Company Exchange Shares, for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

          B. Each of Buyer and Tadeo is (i) experienced in making investments of the kind contemplated by this Agreement, (ii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iii) able to afford the loss of its investment in the Securities or in the Company Exchange Shares, respectively.

          C. Each of Buyer and Tadeo understands that the Securities and the Company Exchange Shares, respectively, are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Buyer's and Tadeo's compliance with, each of Buyer's and Tadeo's representations, warranties and covenants, respectively and severally, as set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyer and Tadeo to purchase the Securities;

          D. Each of Buyer and Tadeo has been furnished with or provided access to all materials relating to the business, financial position and results of operations of the Company, and all other materials requested by Buyer and Tadeo, respectively, to enable it to make an informed investment decision with respect to the Securities and the Company Exchange Shares, respectively.



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

          E. Each of Buyer and Tadeo acknowledges that it has been furnished with copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998 and all other reports and documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 30, 1998 (collectively the "Commission Filings").

          F. Each of Buyer and Tadeo acknowledges that in making its decision to purchase the Securities and the Company Exchange Shares, respectively, it has been given an opportunity to ask questions of and to receive answers from the Company's executive officers, directors and management personnel concerning the terms and conditions of the private placement of the Securities and Company Exchange Shares, respectively, by the Company.

          G. Each of Buyer and Tadeo understands that the Securities and Company Exchange Shares, respectively, have not been approved or disapproved by the Commission or any state securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection with the offer and sale to it of the Securities and Company Exchange Shares, respectively, and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

          H. This Agreement has been duly and validly authorized, executed and delivered by each of Buyer and Tadeo and is a valid and binding agreement of each of Buyer and Tadeo enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

          I. AUTHORITY; VALIDITY AND ENFORCEABILITY. Each of Buyer and Tadeo, to the extent it is a signatory, has the requisite corporate power and authority to enter into this Agreement, the Registration Agreement and the Pledge Security Agreement of even date herewith between the Company, the Buyer, the Rubin Family Irrevocable Stock Trust (the "Rubin Trust"), a copy of which is annexed hereto as Annex II (the "Pledge Agreement"). The execution, delivery and performance by each of Tadeo and Buyer, to the extent it is a signatory of this Agreement, the Registration Agreement and the Pledge Agreement, and the consummation by each of Buyer and Tadeo of the transactions contemplated hereby and thereby has been duly authorized by all necessary corporate action on the part of each of Buyer and Tadeo, respectively. Each of this Agreement, the Registration Agreement and the Pledge Agreement has been duly validly executed and delivered by each of Buyer and Tadeo, to the extent it is a signatory, and each such instrument constitutes a valid and binding obligation of each of Buyer and Tadeo enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The Tadeo Exchange Shares have been duly and validly authorized for issuance by Tadeo.

          J. COMMISSION FILINGS. None of the Tadeo Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and all other reports and documents heretofore filed by Tadeo


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

with the Commission pursuant to the Securities Act and the Exchange Act since June 30, 1998 (the "Tadeo Commission Filings") contained at the time they were filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          K. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. Tadeo has delivered to the Company true and complete copies of its audited balance sheet as at June 30, 1998 and the related audited statements of operations and cash flows for the three fiscal years ended June 30, 1998, including the related notes and schedules thereto, as well as the same financial statements as of and for the three, six and nine month periods ended March 31, 1999 (collectively, the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with United States General Accepted Accounting Principles ("GAAP") (subject, in the case of the interim Financial Statements, to normal year end adjustments and the absence of footnotes) and in conformity with the practices consistently applied by Tadeo without modification of the accounting principles used in the preparation thereof, and fairly presents the financial position, results of operations and cash flows of Tadeo as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of Tadeo as at June 30, 1998 is hereinafter referred to as the "Balance Sheet" and June 30, 1998 is hereinafter referred to as the "Balance Sheet Date". Tadeo has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the Balance Sheet or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or otherwise described and reflected in the Financial Statements, or was not incurred in the ordinary course of business consistent with Tadeo's past practices since the Balance Sheet Date.

          III. COMPANY'S REPRESENTATIONS

          The Company represents and warrants to Buyer and Tadeo that:

          A. CAPITALIZATION. 1. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.0001 par value (the "Company Common Stock"), of which 15,245,813 shares are outstanding on the date hereof and 1,000,000 shares of preferred stock, of which 444,014 shares are outstanding on the date hereof which can be converted into a maximum of 15,388,972 shares of Common Stock (not including the payment of dividends thereon in additional shares of Common Stock), subject to anti-dilution and similar provisions. All of the issued and outstanding shares of Common Stock and preferred stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, the Company has outstanding stock options and warrants to purchase 1,654,900 shares of Common Stock. The Securities have been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company pursuant to the terms of this Agreement will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive, subscription, "call" or other similar rights to acquire the Common Stock or the Company's preferred stock that have been issued or granted to any person, except as disclosed on Schedule III. A.1.

          2. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity, except as disclosed on Schedule III.A.2.

          B. ORGANIZATION; REPORTING COMPANY STATUS. 1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

          2. The Company has registered the Common Stock pursuant to Section 12 of the Exchange Act and has timely filed with the Commission all reports and information required to be filed by it pursuant to all reporting obligations under Section 13(a) or 15(d), as applicable, of the Exchange Act for the 12-month period immediately preceding the date hereof. The Common Stock is listed and traded on the NASDAQ SmallCap Stock Market ("NASDAQ") and except for a letter dated ___, 1999, a copy of which is annexed hereto as Schedule III B.2, the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

          C. AUTHORIZED SHARES. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion of the Preferred Stock (assuming for purposes of this Section III.C. a Conversion Price (as defined in the Amendment) of not greater than $.30. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Preferred Stock. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Stock in accordance with this Agreement and the Preferred Stock is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          D. AUTHORITY; VALIDITY AND ENFORCEABILITY. The Company has the requisite corporate power and authority to enter into this Agreement, the Amendment, the Registration Agreement and the Pledge Agreement. The execution, delivery and performance by the Company of this Agreement, the Amendment, the Registration Agreement and the Pledge Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby (the issuance of the Preferred Stock, the registration of the Conversion Shares and the pledge of collateral pursuant to the Pledge Agreement), has been duly authorized by all necessary corporate action on the part of the Company. Each of this Agreement, the Amendment, the Registration Agreement and the Pledge Agreement has been duly validly executed and delivered by the Company and each instrument constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The Securities have been duly and validly authorized for issuance by the Company.

          E. NON-CONTRAVENTION. The execution and delivery by the Company of this Agreement, the Amendment and the Pledge Agreement, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under (i) the articles of incorporation or by-laws of the Company or
(ii) except for such conflict, breach or default which would not have a Material Adverse Effect, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which its properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over the Company or any of the Company's properties or assets, including the Rules of The Nasdaq Stock Market, Inc.

          F. APPROVALS. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Preferred Stock to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the date hereof.

          G. COMMISSION FILINGS. None of the Commission Filings contained at the time they were filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          H. ABSENCE OF CERTAIN CHANGES. Except as disclosed on Schedule III.A.I., Schedule III.A.II, or Schedule III.H. or in the Financial Statements (as defined in Section III.L. hereto), since the Balance Sheet Date (as defined in Section III.L.), there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company, and there has not existed any condition having or reasonably likely to have, a Material Adverse Effect.

          I. FULL DISCLOSURE. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to the Buyer that (i) reasonably would be expected to have a Material Adverse Effect or (ii) reasonably would be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement, the Amendment, the Warrants or the Pledge Agreement.

          J. ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the Company's knowledge, threatened, by or before any court or public or governmental authority, or under the aegis of the Listing Investigations Division of The Nasdaq Stock Market, Inc., which, if determined adversely to the Company, would have a Material Adverse Effect.

          K. ABSENCE OF EVENTS OF DEFAULT. No "Event of Default" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing, which could have a Material Adverse Effect.

          L. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. The Company has delivered to Buyer true and complete copies of its audited balance sheet as at September 30, 1998 and the related audited statements of operations and cash flows for the three fiscal years ended September 30, 1998, including the related notes and schedules thereto, as well as the same financial statements as of and for the three and six month periods ended March 31, 1999 (collectively, the "Financial Statements"), and all management letters, if any, from the Company's independent auditors relating to the dates and periods covered by the Financial Statements. Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with United States General Accepted Accounting Principles ("GAAP") (subject, in the case of the interim Financial Statements, to normal year end adjustments and the absence of footnotes) and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof, and fairly presents the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of the Company as at September 30, 1998 is hereinafter referred to as the "Balance Sheet" and September 30, 1998 is hereinafter referred to as the "Balance Sheet Date". The Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the Balance Sheet or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or otherwise described and reflected in the Financial Statements, or was not incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

          M. COMPLIANCE WITH LAWS; PERMITS. The Company is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively "Laws") applicable to it or to the conduct of its business, except for such noncompliance which would not have a Material Adverse Effect. The Company possesses all permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business, except for those the absence of which would not have a Material Adverse Effect.

          N. RELATED PARTY TRANSACTIONS. Except as disclosed on Schedule III.N. or the Commission Filings, neither the Company nor any of its officers, directors or "Affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company. Neither the Company nor any of its officers, directors or Affiliates (i) owns any direct or indirect interest constituting more than a one percent equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant to or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is (x) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company, (y) engaged in a business related to the business of the Company , or
(z) a participant in any transaction to which the Company is a party (other than in the ordinary course of the Company's business) or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company.

          O. INSURANCE. The Company maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

          P. SECURITIES LAW MATTERS. Based, in part, upon the several representations and warranties of Buyer and Tadeo set forth in Section II hereof, the offer and sale by the Company of the Securities and Company Exchange Shares is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold preferred stock (including for this purpose any securities of the same or a similar class as the preferred stock, or any securities convertible into or exchangeable or exercisable for preferred stock or any such other securities) or Company Common Stock other than the Company's Series F Preferred Stock which was sold to a single "accredited investor" as defined in Rule 501 promulgated under the Securities Act (an "Accredited Investor") and 100,000 shares of Company Common Stock which was sold to a single Accredited Investor at $1.00 per share within the six-month period next preceding the date hereof, except as disclosed on Schedule III.P., and the Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action [including, without limitation, any offering or sale to any person or entity of preferred stock or Company Common Stock (or securities of the same or similar class as the Preferred Stock or Company Common Stock)], so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Buyer and Tadeo of the Preferred Stock and Company Common Stock as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Preferred Stock or Company Common Stock as contemplated by this Agreement or any other agreement to which the Company is a party.

          Q. ENVIRONMENTAL MATTERS. 1. The operations of the Company are in material compliance with all applicable Environmental Laws and all permits issued pursuant to Environmental Laws or otherwise;

          2. To its knowledge, the Company has obtained or applied for all material permits required under all applicable Environmental Laws necessary to operate its business;

          3. The Company is not the subject of any outstanding written order of or agreement with any governmental authority or person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of Hazardous Materials;

          4. The Company has not received, since the Balance Sheet Date, any written communication alleging that it may be in violation of any Environmental Law or any permit issued pursuant to any Environmental Law, or may have any liability under any Environmental Law;

          5. The Company does not have any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

          6. To the Company's knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company pending or threatened which could lead to the imposition of any liability pursuant to any Environmental Law;

          7. There is not located at any of the properties of the Company any
(A) underground storage tanks, (B) asbestos-containing material or (C) equipment containing polychlorinated biphenyls; and,

          8. The Company has provided to Buyer all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of the Company.

          For purposes of this Section III.Q.:

          "ENVIRONMENTAL LAW" means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way relating to the protection of human health and safety or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. App. ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 ET SEQ.), the Clean Water Act (33 U.S.C. ss. 1251 ET SEQ.), the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et SEQ.), and the regulations promulgated pursuant thereto.

          "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated by the United States, Canada or any of its provinces, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or toxic substance" under any provision of any Environmental Law;

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

          "RELEASE" means any release, spill, filtration, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property;

          "REMEDIAL ACTION" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

          R. LABOR MATTERS. The Company is not party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company. No employees of the Company are represented by any labor organization and none of such employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company pending or to the Company's knowledge, threatened by any labor organization or group of employees of the Company. There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company.

          S. ERISA MATTERS. The Company and its ERISA Affiliates are in compliance in all material respects with all provisions of ERISA applicable to it. Neither the Company nor any ERISA Affiliate maintains, contributes, maintained or contributed to a plan subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code.

          For purposes of this Section III.S.:

          "ERISA" means the Employee Retirement Income Security Act of 1974, or any successor statute, together with the final regulations promulgated thereunder, as the same may be amended from time to time.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is a member of a group of which the Company is a member and which is treated as a single employer under ss. 414 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

          T. TAX MATTERS. 1. The Company has filed all Tax Returns which it is required to file under applicable Laws, except for such Tax Returns in respect of which the failure to so file does not and could not have a Material Adverse Effect; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable Laws; the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since the Balance Sheet Date, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

          2. No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that such corporation is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to ss. 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c) (2) of the Internal Revenue Code during the applicable period specified in ss. 897(c) (1) (A) (ii) of the Internal Revenue Code.

          3. The Company has not made an election under ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Internal Revenue Code.

          For purposes of this Section III.T.:

          "IRS" means the United States Internal Revenue Service.

          "TAX" or "TAXES" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          U. PROPERTY. The Company has good and marketable title to all real and personal property owned by it, free and clear of all liens, encumbrances and defects except as disclosed in the Commission Filings or the Financial Statements such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

          V. INTELLECTUAL PROPERTY. The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the best of the Company's knowledge, the Company is not infringing upon or in conflict with any right of any other person with respect to any Intangibles. No claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

          W. INTERNAL CONTROLS AND PROCEDURES. The Company maintains accurate books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company is a party or by which its properties are bound are executed with management's authorization; (ii) the reported accountability of the Company's assets is compared with existing assets at regular intervals; (iii) access to the Company's assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

          X. PAYMENTS AND CONTRIBUTIONS. Neither the Company nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

          Y. NO MISREPRESENTATION. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to Buyer or Tadeo pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

          Z. RIGHT OF FIRST REFUSAL. The Company has not granted any right of first refusal to any person with respect to the issuance of Common Stock, preferred stock or securities convertible into Common Stock which is currently in effect.

          AA. Company is purchasing the Tadeo Exchange Shares for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

          BB. Company is (i) experienced in making investments of the kind contemplated by this Agreement, (ii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iii) able to afford the loss of its investment in the Tadeo Exchange Shares.

          CC. Company understands that the Tadeo Exchange Shares are being offered and sold by Tadeo in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that Tadeo is relying upon the accuracy of, and Company's compliance with, Company's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Company to purchase the Tadeo Exchange Shares;

          DD. Company has been furnished with or provided access to all materials relating to the business, financial position and results of operations of Tadeo, and all other materials requested by Company to enable it to make an informed investment decision with respect to the Tadeo Exchange Shares.

          EE. Company acknowledges that it has been furnished with copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 and all other reports and documents heretofore filed by Tadeo with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1998 (collectively the "Tadeo Commission Filings").

          FF. Company acknowledges that in making its decision to purchase the Tadeo Exchange Shares it has been given an opportunity to ask questions of and to receive answers from Tadeo's executive officers, directors and management personnel concerning the terms and conditions of the private placement of the Tadeo Exchange Shares by Tadeo.

          GG. Company understands that the Tadeo Exchange Shares have not been approved or disapproved by the Commission or any state securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection with the offer and sale to it of the Tadeo Exchange Shares and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

          HH. Neither Company nor its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter into, prior to the closing, any put option, short position or other similar instrument or position with respect to the Tadeo Common Stock and neither Company nor any of its affiliates nor any person acting on its or their behalf will use at any time shares of Tadeo Common Stock acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

          IV. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

          A. RESTRICTIVE LEGEND. Each of Tadeo and Buyer, on the one hand, and Company, on the other hand, acknowledges and agrees that, upon issuance pursuant to this Agreement, the Securities and the Company Exchange Shares, and the Tadeo Exchange Shares, respectively, shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Stock, the Company Exchange Shares and the Tadeo Exchange Shares):

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

          B. FILINGS. Each of Tadeo, Buyer and the Company shall make all necessary SEC, Nasdaq and "blue sky" filings required to be made by Tadeo, Buyer and the Company, respectively, in connection with the sale of the Securities, the Company Exchange Shares and the Tadeo Exchange Shares as contemplated under the terms of this Agreement, and as required by all applicable laws and the Rules of The Nasdaq Stock Market, Inc., and shall provide copies thereof to the Buyer, Tadeo and the Company, as relevant, promptly after such filing.

          C. REPORTING STATUS. So long as the Buyer and/or Tadeo beneficially owns any of the Securities or Company Exchange Shares, on the one hand, and so long as the Company beneficially owns any of the Tadeo Exchange Shares, on the other hand, the Company and Tadeo, respectively, each shall use its best efforts timely to file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

          D. Reserved.

          E. LISTING. Except to the extent the Company lists its Common Stock on The New York Stock Exchange or the Nasdaq National Market System, the Company shall use its best efforts to maintain its listing of the Common Stock on the NASDAQ.

          F. RESERVED CONVERSION SHARES. The Company at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion, in full, of the Preferred Stock (assuming for purposes of this Section IV.F., a Conversion Price of not greater than $.30). In the event the Current Market Price (as defined in the Amendment) declines to $.30, the Company shall, within 10 days of the occurrence of such event, authorize and reserve for issuance such additional shares of Common Stock sufficient in number for the conversion, in full, of the Preferred Stock, assuming for purposes of this Section IV.F. a Conversion Price of not greater than $.15 per share.

          G. RIGHT OF FIRST REFUSAL. If the Company should propose (the "Proposal") to issue Common Stock or securities convertible into Common Stock, or to become obligated for any indebtedness having equity or other non-debt features at less than par value (e.g., having any attendant equity or other features other than strictly calling for repayment of full face principal and accrued interest), or to issue any debt securities or other indebtedness having an effective annual interest rate in excess of 9.9% (each a "Right of First Refusal Security" and collectively, the "Right of First Refusal Securities"), in each case on the date of issuance, during any period during which the Preferred Stock is issued and outstanding (the "Right of First Refusal Period"), the Company shall be obligated to offer the Buyer on the terms set forth in the Proposal (the "Offer") and the Buyer shall have the right, but not the obligation, to accept such Offer on such terms. If during the Right of First Refusal Period, the Company provides written notice to the Buyer that it proposes to issue any Right of First Refusal Securities on the terms set forth in the Proposal, then the Buyer shall have ten (10) business days to accept or reject such Offer in writing. If the Company fails to: (i) provide such written notice to the Buyer of a Proposal during the Right of First Refusal Period, (ii) offer the Buyer the opportunity to complete the transaction as set forth in the Proposal, or (iii) enter into an agreement with the Buyer, at such terms after the Buyer has accepted the Offer, then the Company shall pay to the Buyer, as liquidated damages, an amount in total equal to ten percent (10%) of the amount paid to the Company for the Right of First Refusal Securities. The foregoing Right of First Refusal is and shall be senior in right to any other right of first refusal issued by the Company to any other person. Notwithstanding the foregoing, the Buyer shall have no rights under this paragraph 4.G. in respect of Common Stock or any other securities of the Company issuable (i) upon the exercise or conversion of options, warrants or other rights to purchase securities of the Company outstanding as of the date hereof, or (ii) under the Company's ____ Employee Stock Option Plan (in the form and with respect to the number of shares of Common Stock to which such plan is subject on the date hereof).

          H. DIRECTOR DESIGNATION. Until such time as Buyer shall have sold, redeemed, or converted, all of its shares of Preferred Stock acquired pursuant to this Agreement, Tadeo shall have the right to designate an ex officio member of the Company's Board of Directors, which designee shall receive notices of (and related materials for discussion at), and shall be entitled to attend and participate in all meetings of the Company's Board of Directors, as well as all meetings of committees of the Company's Board of Directors, which notices (and related materials) shall be delivered to such designee at the same time and in the same manner as such communications are given to members of the Company's Board of Directors. Such designee shall be reimbursed for the costs and expenses of his/her attendance at all such meetings in the same manner and in the same amounts as are members of the Company's Board of Directors, and such designee shall receive the same compensation for attendance at meetings of the Company's Board of Directors (including Committee meetings) as is received by members of the Company's Board of Directors.

          V. TRANSFER AGENT INSTRUCTIONS.

          A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Section V and customary stop transfer instructions prior to the registration and sale of the Company Exchange Shares and/or Conversion Shares pursuant to an effective Securities Act registration statement will be given to its transfer agent for the Company Exchange Shares and/or Conversion Shares and that the Company Exchange Shares and the Conversion Shares issuable upon conversion of the Preferred Stock otherwise shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing contained in this Section V.A. shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of such Company Exchange Shares and/or Conversion Shares. If, at any time, Buyer or Tadeo provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of the resale by Buyer and Tadeo of such Company Exchange Shares and/or Conversion Shares is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Company Exchange Shares and/or Conversion Shares and, promptly instruct the Company's transfer agent to issue one or more certificates for Company Common Stock without any restrictive legends endorsed thereon.

          B. Tadeo undertakes and agrees that no instructions other than the instructions referred to in this Section V and customary stop transfer instructions prior to the registration and sale of the Tadeo Exchange Shares pursuant to an effective Securities Act registration statement will be given to its transfer agent for Tadeo Exchange Shares and that the Tadeo Exchange Shares otherwise shall be freely transferable on the books and records of Tadeo as and to the extent provided in this Agreement and applicable law. Nothing contained in this Section V.B. shall affect in any way the Company's obligations and agreement to comply with all applicable securities laws upon resale of such Tadeo Exchange Shares. If, at any time, Company provides Tadeo with an opinion of counsel reasonably satisfactory to Tadeo that registration of the resale by Company of such Tadeo Exchange Shares is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Tadeo shall permit the transfer of such Tadeo Exchange Shares and, promptly instruct Tadeo's transfer agent to issue one or more certificates for Tadeo Common Stock without any restrictive legends endorsed thereon.

          C. The Company shall permit Buyer to exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company shall transmit the certificates evidencing the shares of Company Common Stock issuable upon conversion of any Preferred Stock (together with certificates evidencing any Preferred Stock not being so converted) to Buyer via express courier, by electronic transfer or otherwise, within five business days after receipt by the Company of the Notice of Conversion (the "Delivery Date"). Within five business days after Buyer delivers the Notice of Conversion to the Company, Buyer shall deliver to the Company the Preferred Stock being converted. Buyer shall indemnify the Company for any damages to third parties as a result of a claim by such third party to ownership of the Preferred Stock converted prior to receipt of the Preferred Stock by the Company.

          D. The Company understands that a delay in the issuance of the shares of Company Common Stock upon the conversion of the Preferred Stock could result in economic loss to Buyer. As compensation to Buyer for such loss (and not as a penalty), the Company agrees to pay to Buyer for late issuance of Company Common Stock issuable upon conversion of the Preferred Stock in accordance with the following schedule (where "No. Business Days" is defined as the number of business days beyond five (5) days from the Delivery Date):

          NO. BUSINESS DAYS                 COMPENSATION FOR EACH 500 SHARES OF
                                            PREFERRED STOCK NOT CONVERTED
                                            TIMELY

                  1                         $25
                  2                         $50
                  3                         $75
                  4                         $100
                  5                         $125
                  6                         $150
                  7                         $175
                  8                         $200
                  9                         $225
                  10                        $250
        More than 10                        $250 + $100 for each
                                            Business Day Late beyond 10
                                            days

The Company shall pay to Buyer the compensation described above by the transfer of immediately available funds upon Buyer's demand. Nothing herein shall limit Buyer's right to pursue actual damages for the Company's failure to issue and deliver Company Common Stock to Buyer (which actual damages shall be reduced by the amount of any compensation paid by the Company as described above in this
Section V.D.), and in addition to any other remedies which may be available to Buyer, in the event the Company fails for any reason to effect delivery of such shares of Company Common Stock within five business days after the relevant Delivery Date, Buyer shall be entitled to rescind the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and Buyer shall each be restored to their respective original positions immediately prior to delivery of such Notice of Conversion on delivery.

          VI. DELIVERY INSTRUCTIONS.

          The Securities, Company Exchange Shares and the Tadeo Exchange Shares shall be delivered by the Company, on the one hand, and by Tadeo, on the other hand, on a "delivery-against-payment basis" at the Closing.

          VII. CLOSING DATE.

          The date and time of the issuance and sale of the Preferred Stock, Company Exchange Shares and Tadeo Exchange Shares (the "Closing Date") shall be the date hereof or such other as shall be mutually agreed upon in writing. The issuance and sale of the Securities, the Company Exchange Shares and the Tadeo Exchange Shares shall occur on the Closing Date at the offices of Nixon, Hargrave, Devans & Doyle LLP, 437 Madison Avenue, New York, New York.

          VIII. CONDITIONS TO THE COMPANY'S OBLIGATIONS.

          The Buyer and Tadeo each understands that the Company's obligation to sell the Securities and the Company Exchange Shares on the Closing Date to Buyer and Tadeo pursuant to this Agreement is conditioned upon:

          A. Delivery by Buyer and Tadeo of the Preferred Purchase Price and the Company Exchange Purchase Price, respectively;

          B. The accuracy in all material respects on the Closing Date of the representations and warranties of Buyer and Tadeo contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Buyer and Tadeo in all material respects on or before the Closing Date of all covenants and agreements of Buyer required to be performed by it pursuant to this Agreement on or before the Closing Date

          C. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

          IX. CONDITIONS TO BUYER'S AND TADEO'S OBLIGATIONS.

          The Company understands that the several obligations of Buyer to purchase the Securities and of Tadeo to purchase the Company Exchange Shares on the Closing Date pursuant to this Agreement is each conditioned upon:

          A. Delivery by the Company of one or more certificates (I/N/O Buyer) evidencing the Securities to be purchased by Buyer pursuant to this Agreement, and delivery to

Buyer of a fully-executed copy of this Agreement, the Registration Agreement and the Pledge Agreement (including all collateral subject thereto, along with executed stock powers in blank and related medallion signature guarantees); and Delivery by Company of one or more certificates (I/N/O Tadeo) evidencing the Company Exchange Shares to be purchased by Tadeo pursuant to this Agreement, and delivery to Tadeo of a fully-executed copy of this Agreement.

          B. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all material respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date;

          C. Buyer and Tadeo having received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and Tadeo.

          D. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the NASDAQ, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions, or (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof.

          E. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeable would have a Material Adverse Effect.

          F. The Company shall have delivered to Buyer and Tadeo reimbursement of Buyer's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by the Note and this Agreement (including the fees and disbursements of Buyer's legal counsel of $20,000).

          G. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

          H. Buyer and Tadeo shall have received such written consents, in form acceptable to Buyer and Tadeo, to the transactions contemplated by this Agreement and the Amendment, as necessary to permit consummation thereof, including but not limited to consents to the Company's payment of dividends on the Preferred Stock out of legally available funds, the mandatory redemption of the Preferred Stock under certain circumstances and the conversion to Conversion Shares of the Preferred Stock, all in accordance with the terms and conditions of the Amendment; PROVIDED, that such consents shall include written consents from FINOVA Mezzanine Capital Inc. and from First Source Financial LLP.

          X. SURVIVAL; INDEMNIFICATION.

          A. The representations, warranties and covenants made by each of the Company, on the one hand, and Buyer and Tadeo, on the other hand, in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

          B. The Company hereby agrees to indemnify and hold harmless the Buyer and Tadeo, their Affiliates and their respective officers, directors, partners and members (collectively, the "Buyer Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Buyer Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Buyer Indemnitees and to the extent arising out of or in connection with:

          1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

          2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

          C. Buyer and Tadeo, severally, hereby agree to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

          1. any misrepresentation, omission of fact, or breach of any of Buyer or Tadeo's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by Buyer or Tadeo pursuant to this Agreement; or

          2. any failure by Buyer or Tadeo to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by Buyer or Tadeo pursuant to this Agreement.

          D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section XI (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section XI is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel (together with appropriate local counsel) and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of- pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, (i) potentially differing interests between such parties in the conduct of the defense of such Claim, or
(ii) if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party and which can not be presented by counsel to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x),
(y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

          E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

          XI. GOVERNING LAW: MISCELLANEOUS.

          This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          XII. NOTICES.

          Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

(1) if to the Company, to:                (3) if to Tadeo, to

Diplomat Direct Marketing Corporation     Tadeo Holdings, Inc.
414 Alfred Avenue                         5 Hanover Square
Teaneck, NJ  07666                        New York, NY 10004

Attention: Warren Golden, President       Attention: Alexander Kalpaxis,
                                          Executive Vice-President

With a copy to:                            with a copy to:

Gersten, Savage & Kaplowitz LLP            Nixon, Hargrave, Devans & Doyle LLP
101 East 52nd Street                       437 Madison Avenue
New York, New York  10022                  New York, New York 10022-7001
Attention: Frederic J. Gruder              Attention: Peter W. Rothberg, Esq.

  (2) if to Buyer, to

  Tadeo E-Commerce Corp.
  5 Hanover Square
  New York, New York  10004

Attention: Damon Testaverde, President

  with a copy to:

  Nixon, Hargrave, Devans & Doyle LLP
  437 Madison Avenue
  New York, New York 10022-7001
  Attention: Peter W. Rothberg, Esq.

          The Company, or Buyer or Tadeo may change its foregoing address by notice given pursuant to this Section XII.

          XIII. CONFIDENTIALITY.

          Each of the Company, Buyer and Tadeo agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; PROVIDED, HOWEVER, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 10 of Rule 601 of Regulation S-K under the Securities Act and the Exchange Act).

          XIV. ASSIGNMENT.

          This Agreement shall not be assignable by any of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; PROVIDED, HOWEVER, that Buyer or Tadeo may assign its rights and obligations hereunder, in whole or in part, to any affiliate of Buyer or Tadeo who furnishes to the Company the representations and warranties set forth in
Section II hereof and otherwise agrees to be bound by the terms of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                       DIPLOMAT DIRECT MARKETING CORPORATION

                                       By:/S/ WARREN GOLDEN

                                           Name:    Warren Golden
                                           Title:   President

                                       TADEO HOLDINGS, INC.

                                       By: /S/ ALEXANDER KALPAXIS

                                           Name:    Alexander Kaplaxis
                                           Title:   Executive Vice President

                                       BUYER:

                                       TADEO E-COMMERCE CORP.

                                       By: /S/ DAMON TESTAVERDE

                                           Name:    Damon Testaverde
                                           Title:   President